Exhibit 21.1



                           SUBSIDIARIES OF REGISTRANT


                                                         JURISDICTION OF
                         NAME                     INCORPORATION OR ORGANIZATION

MPG-Net Inc.                                              North Carolina
Virtual Business Designs, Inc.                            North Carolina